EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
April 6, 2016
Centrus Energy to Preserve Net Operating Loss Carryforwards and to Protect Centrus Stockholders with Stockholder Rights Plan
BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today that its Board of Directors has adopted a Net Operating Loss (NOL) stockholder rights plan to seek to preserve its substantial tax assets (NOLs) available to reduce potential future tax liabilities and to protect the interests of the Centrus stockholders. As of December 31, 2015, the Company had NOLs of approximately $325 million that can be used in certain circumstances to offset future U.S. taxable income.
The Company’s ability to utilize its NOLs during future periods could be substantially limited if the Company undergoes an “ownership change” as defined in Section 382 of the Internal Revenue Code. For this purpose, an ownership change generally occurs if the Company's “five-percent stockholders” have collectively increased their ownership in the Company’s common stock by more than 50 percentage points over their lowest percentage ownership at any time over a rolling three-year period. The Company’s NOL rights plan is intended to reduce the likelihood of an unintended ownership change occurring through the purchase of the Company’s common stock.
In addition, in light of recently disclosed accumulations of the Company’s shares in the market, this rights plan is intended to enable all Centrus stockholders to realize the long-term value of their investment and to reduce the potential that any person or group could gain control of Centrus through open market accumulation without appropriately compensating the Company’s stockholders for such control or providing the Board sufficient time to make informed judgments. The rights plan applies equally to all current and future stockholders and is not intended to deter offers that are fair and otherwise in the best interests of the Company's stockholders.
In connection with the adoption of the rights plan, the Board declared a dividend of one preferred-share-purchase-right for each share of the Company’s Class A common stock and Class B common stock outstanding as of April 6, 2016. Effective today, if any person or group acquires 4.99% or more of the outstanding shares of the Company’s common stock, or if a person or group that already owns 4.99% or more of the Company’s Class A common stock acquires additional shares representing 0.5% or more of the outstanding shares of the Company’s Class A common stock (“acquiring person or group”), then, subject to certain exceptions, there would be a triggering event under the rights plan.  The rights would then separate from the Company’s Class A common stock and Class B common stock and would be adjusted to become exercisable, at an initial exercise price of $26.00, to purchase the number of 1/1000ths of a share of a new series of the Company’s preferred stock equivalent to the number of shares of Class A common stock or Class B common stock, depending on the holder thereof, of the Company having, at the time of the applicable triggering transaction, a market value equal to twice the exercise price. The rights beneficially owned by an acquiring person or group would become null and void, resulting in significant dilution in the ownership interest of such acquiring person or group.

The Board, or an independent committee of the Board, has the discretion to exempt any acquisition of the Company’s common stock from the provisions of the rights plan if it determines that doing so would not jeopardize or endanger the Company's use of its tax assets or is otherwise in the best interests of the Company. The Board also has the ability to amend or terminate the rights plan prior to a triggering event.
The Company expects to seek stockholder approval of the Rights Plan in connection with the 2017 annual meeting. The rights issued under the rights plan will expire if not approved by the Company's stockholders prior to that date or on April 6, 2019, if the Rights Plan is so approved. The rights may also expire on an earlier date if certain events occur, as described more fully in the Section 382 Rights Agreement that the Company will file with the Securities and Exchange Commission.
The adoption of the rights plan will not be a taxable event, will not affect the reported financial condition or results of operations of the Company and will not change the manner in which the Company’s common stock is traded.
O’Melveny & Myers LLP is acting as Centrus’ legal counsel.
Additional information regarding the rights plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A that Centrus is filing with the SEC.
About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
###
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will ”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements include, without limitation, the use of NOLs to offset future taxable income and the use of the rights plan to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code. For Centrus, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: the difficulty of determining all of the facts relative to Sections 382 and 383 of the Internal Revenue Code, unreported buying and selling activity by stockholders and unanticipated interpretations of the Internal Revenue Code and regulations, our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof, the possibility that the rights plan may not successfully deter stockholders from triggering an ownership change through the purchase of Class A Common Stock of Centrus, risks associated with the enforceability of the rights plan under Delaware law or other applicable law, risks that the rights plan may discourage third party offers to acquire Centrus, or any interests therein, risks that the rights plan may have an adverse effect on the value of Centrus’ Class A Common Stock or Class B Common Stock, risks and uncertainties related to the adoption of fresh start accounting; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to the limited trading markets in our securities and risks relating to our ability to maintain the listing of our common stock on the NYSE MKT LLC; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium; uncertainty regarding our ability to commercially deploy competitive gas centrifuge enrichment technology; risks relating to our dependence on intercompany support from Enrichment Corp; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of production capability; risks associated with our reliance on third-party suppliers to provide essential services to us; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; changes in U.S. government priorities and the availability of government funding, including loan guarantees and ongoing funding for Oak Ridge National Laboratory; the impact of government regulation by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; uncertainty regarding the potential for the U.S. Department of Energy (“DOE”) to seek to terminate or exercise its remedies under the June 2002 DOE-USEC Agreement; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; the potential for further demobilization or termination of the American Centrifuge project; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.
Contact:
Investors: Don Hatcher (301) 564-3460
Media: Jeremy Derryberry (301) 564-3392